EXHIBIT 1.2

[Translation]

REGULATIONS OF THE BOARD OF DIRECTORS

of

JXTG Holdings, Kabushiki Kaisha

In force from April 1, 2010

Amended as of January 1, 2016

Amended as of April 1, 2017

REGULATIONS OF THE BOARD OF DIRECTORS

(PURPOSES)

ARTICLE 1—Matters concerning the Board of Directors shall, except as otherwise provided for by laws and ordinances or by the Articles of Incorporation, be governed by the provisions of these Regulations of the Board of Directors.

(COMPOSITION)

ARTICLE 2—The Board of Directors shall be composed of all Directors.

2. Corporate Auditors shall be present at Meetings of the Board of Directors and state their opinions if deemed necessary.

(HOLDING OF MEETINGS)

ARTICLE 3—Ordinary Meetings of the Board of Directors shall, in principle, be held once a month, and extraordinary Meetings of the Board of Directors shall be held whenever necessary.

(PERSON TO CONVENE MEETINGS)

ARTICLE 4—The Chairman of the Board shall convene Meetings of the Board of Directors. If the Chairman of the Board is unable to do so, a Director shall convene Meetings in accordance with the order determined in advance by a resolution of the Board of Directors.

(CONVOCATION PROCEDURES)

ARTICLE 5—Notice of a Meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days before the day of the Meeting; provided, however, that in case of emergency such notice period may be shortened.

2. Meetings of the Board of Directors may be held without the convocation procedures set forth in the preceding paragraph if the consent of all Directors and Corporate Auditors is obtained.

(CHAIRPERSON)

ARTICLE 6—The Chairman of the Board shall act as Chairperson at Meetings of the Board of Directors. If the Chairman of the Board is unable to do so, a Director shall act in his or her place in accordance with the order determined in advance by a resolution of the Board of Directors.

(ATTENDANCE OF PERSONS OTHER THAN DIRECTORS AND CORPORATE AUDITORS)

ARTICLE 7—The Board of Directors may, if it deems necessary, allow Executive Officers and other persons to be present at the Meetings of the Board of Directors, and it may ask those persons to provide explanations or make reports.

2. The Board of Directors may allow the General Manager of Legal & Corporate Affairs Dept. and General Manager of Secretariat to be present at the Meetings of the Board of Directors to provide administrative services.

(MATTERS TO BE RESOLVED)

ARTICLE 8—Matters to be resolved by the Board of Directors shall be as set forth below. Matters to which specific criteria apply as provided for in the schedule titled “Criteria on Matters for Resolution by the Board of Directors” shall be resolved in accordance with those provisions.

Matters relating to the Company

(1) Determination of the JXTG Group Philosophy;

(2) Determination of the JXTG Group Code of Conduct;

(3) Determination of the basic policy on corporate governance

(4) Determination of the Medium- to Long-Term Management Plan;

(5) Determination of the budget;

(6) Decisions on major capital investment;

(7) Disposition and acquisition of major assets;

(8) Large investments, loans, and guarantees;

(9) Creation of major security interests;

(10) Large borrowings;

(11) Handling of major lawsuits and execution of major agreements;

(12) Waiver of large claims and payments of large compensation;

(13) Appointment of Representative Directors and Directors with titles;

(14) Appointment of Executive Officers and appointment of Executive Officers with titles;

(15) Major personnel decisions (including appointment of Senior Executive Adviser and advisers);

(16) Major organizational addition, alteration, and abolition;

(17) Decisions on improvement of internal control system;

(18) Convocation of General Meeting of Shareholders and determination of proposals to be submitted to General Meeting of Shareholders;

(19) Determination of the order in which Directors act as Chairman at the General Meetings of Shareholders;

(20) Approval of financial statements, business report and annexed statements thereto;

(21) Approval of extraordinary financial statements;

(22) Approval of consolidated financial statements;

(23) Approval of consolidated and non-consolidated financial documents (including those relating to quarterly settlement);

(24) Earnings outlook and amendments thereto;

(25) Approval of transactions made by a Director that are competitive with the Company’s business operations or conflict with the Company’s interests;

(26) Establishment of the record date for determination of which shareholders are entitled to exercise voting rights;

(27) Acquisition of treasury stock from subsidiaries;

(28) Acquisition of treasury stock through market transactions, etc.;

(29) Cancellation of treasury stock;

(30) Share splits;

(31) Allotment of shares without consideration;

(32) Decrease in the number of shares constituting one unit, or abolition of the Articles of Incorporation provision regarding shares constituting one unit;

(33) Determination of terms and conditions for offerings of shares;

(34) Purchase by the Company of fractional shares;

(35) Determination of terms and conditions for offerings of stock acquisition rights and bonds with stock acquisition rights;

(36) Major decisions regarding bond offerings;

(37) Decisions on interim dividends;

(38) Determination of administrator of the Shareholder Register and place to perform his or her duties;

(39) Establishment, abolition of, and amendment to the Share Handling Regulations, the Regulations of the Board of Directors, and the Regulations for Executive Officers;

(40) Establishment, abolition of, and amendment to the Operational Regulations of the Nomination Advisory Committee and the Operational Regulations of the Remuneration Advisory Committee;

(41) Commissioning of members and the chairperson of the Nomination Advisory Committee and the Remuneration Advisory Committee

(42) Establishment, abolition of, and amendment to the Criteria for Directors’ Remuneration and the Criteria for Directors’ Bonuses;

(43) Establishment, abolition of, and amendment to the Criteria for Executive Officers’ Remuneration and the Criteria for Executive Officers’ Bonuses;

(44) Determination of the policy on determining remuneration and bonus of Directors and Executive Officers

(45) Other matters set forth in laws or ordinances; and

(46) Any other matters that the Board of Directors deems necessary other than those set forth in items (1) through (45) above.

Matters relating to JXTG Nippon Oil & Energy Corporation, JX Nippon Oil & Gas Exploration Corporation, JX Nippon Mining & Metals Corporation (collectively, the “Core Business Companies”) and other Group companies

(47) Decision on major capital investment;

(48) Disposition and acquisition of major assets;

(49) Large investments, loans, and guarantees;

(50) Creation of major security interests;

(51) Large borrowings;

(52) Handling of major lawsuits and conclusion of major agreements;

(53) Waiver of large claims and payments of large compensation;

(54) Appointment of the directors and corporate auditors of the Core Business Companies (including appointment of representative directors and directors with titles);

(55) Approval of proposals to be submitted to the general meetings of shareholders of the Core Business Companies;

(56) Approval of any surplus distribution of the Core Business Companies; and

(57) Any other matters that the Board of Directors deems necessary other than those set forth in items (47) through (56) above.

(RESOLUTIONS)

ARTICLE 9—Resolutions at Meetings of the Board of Directors shall be adopted by a majority vote of the Directors present and entitled to vote at the meeting, which must be attended by a majority of the Directors.

2. Directors who have a special interest in connection with any matter to be resolved by the Board of Directors may not participate in that resolution.

3. If a matter requires urgent resolution by the Board of Directors but it is difficult to hold a Meeting of the Board of Directors, the Company shall deem that the Board of Directors has adopted the resolution in the manner set forth in Article 27 of the Articles of Incorporation.

(DELEGATION OF DECISIONS ON BUSINESS EXECUTION)

ARTICLE 10—The Board of Directors shall delegate to the Representative Directors decisions on business execution other than those set forth in Article 8.

(REPORTING)

ARTICLE 11—Matters to be reported to the Board of Directors shall be as follows:

Matters relating to the Company

(1) Business execution conditions;

(2) Accounting conditions;

(3) Submission of annual securities reports and quarterly reports, and documents to confirm appropriateness of these reports;

(4) Submission of internal control reports;

(5) Material facts relating to transactions made by a Director that are competitive with the Company’s business operations or conflict with the Company’s interests;

(6) Plans for evaluating the effectiveness of the Board of Directors based on the basic policy on corporate governance and the evaluation results

(7) Training plans for Directors and Corporate Auditors based on the basic policy on corporate governance

(8) Development and operation status of the internal control system

(9) Status of CSR activities

(10) Any other matters that the Board of Directors deems necessary other than those set forth in items (1) through (9) above.

Matters relating to the Core Business Companies and other Group companies

(11) Business execution conditions of the Core Business Companies;

(12) Accounting conditions of the Core Business Companies;

(13) Except for those matters resolved by the Company’s Board of Directors, the following: major capital investment; disposition and acquisition of major assets; large investments, loans and guarantees; creation of major security interests; large borrowings; handling of major lawsuits and conclusion of major agreements; and waiver of large claims and payments of large compensation;

(14) Appointment of the executive officers and the executive officers with titles of the Core Business Companies, delegation of roles to executive officers, and other major personnel matters for the Group companies;

(15) Major organizational addition, alteration and abolition in the Core Business Companies;

(16) Establishment, abolition of, and amendment to the regulations of the board of directors and the regulations for executive officers of the Core Business Companies; and

(17) Any other matters that the Board of Directors deems necessary other than those set forth in items (11) through (16) above.

2. If any Director or Corporate Auditor notifies all Directors and Corporate Auditors of a matter to be reported to a Meeting of the Board of Directors, the matter is not required to be reported to the Board of Directors.

(MINUTES)

ARTICLE 12—Minutes shall be prepared at each Meeting of the Board of Directors as provided for in the ordinances of the Ministry of Justice, and shall note or record the date, time and place of the Meeting, and the course and results of the proceedings of the Meeting.

2. If the Company deems that the Board of Directors has adopted the resolution as set forth in Article 9, Paragraph 3, minutes shall be prepared as provided for in the ordinances of the Ministry of Justice, and shall note or record the details of the matter that the Company deems that the Board of Directors has resolved.

3. If any Director or Corporate Auditor notifies all Directors and Corporate Auditors of a matter to be reported to a Meeting of Board of Directors as set forth in Article 11, Paragraph 2, minutes shall be prepared as provided for in the ordinances of the Ministry of Justice, and shall note or record the details of the matter to be reported.

4. The minutes in the preceding three paragraphs shall be maintained at the head office of the Company for ten (10) years.

(ATTENDANCE THROUGH VIDEO CONFERENCE, ETC)

ARTICLE 13—Any Director and Corporate Auditor may, if there is an unavoidable reason, attend a Meeting of Board of Directors via a video conference system or a teleconference system by notifying, prior to the meeting, the person who convened the meeting.

2. If there is a Director and Corporate Auditor who attended a Meeting of Board of Directors via a video conference system or a teleconference system, the method of the attendance shall be stated in the minutes of such meeting.

[Translation]

Schedule

Criteria for Matters for Resolution by the Board of Directors

1. Matters relating to the Company

Category	Criteria for Matters for Resolution	N.B.
(6) Decisions on major capital investment

(1)    Any such investment valued at 10,000,000,000 yen or more

(2)    Any such investment valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment

(7) Disposal and acquisition of major assets	Sale[1] or abandonment[2] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on whichever is the highest of the book value, the sale value, and the assessed value. [2] Value to be based on the book value. [3] Value to be based on the acquisition cost.

Acquisition[3] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the acquisition

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Category	Criteria for Matters for Resolution	N.B.
(8) Large investments[1], loans and guarantees[2]

(1)    Fiscal year plan for the Group financial policy[3]

(2)    Any investment, loan or guarantee valued at 10,000,000,000 yen or more

(3)    Any investment, loan or guarantee valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment, loan or guarantee

[1]        Refers to the acquisition of shares, etc., and excludes capital investment.

[2]        Includes submissions of management guidance notes that amount to guarantees.

[3]        Includes increases of 10,000,000,000 yen or more.

(9) Creation of major security interests[1]

(1)    Any security interest valued at 10,000,000,000 yen or more

(2)    Any security interest valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on either the maximum amount or the value of the secured claim.

(10) Large borrowings	(1) Establishment of the Group’s long and short-term funding plans and the issuing limit for short-term bonds (electronic commercial papers) (2) Any borrowing valued at 10,000,000,000 yen or more[1]	[1] Excludes the following matters: (i) Long-term funding from an approved funding plan (ii) Borrowings for import financing (including storage capital) (iii) Refinancingof any other working capital

(11) Handling of major lawsuits and conclusion of major agreements	Handling of (and not instituting) any lawsuit that could materially affect the management of the Company, and conclusion of any agreement that could materially affect the management of the Company

(12) Waiver of large claims and payments of large compensation	(1) Any claim or compensation valued at 5,000,000,000 yen or more (2) Any claim or compensation valued at 2,000,000,000 yen or more that could materially affect the management of the Company

(15) Major personnel decisions	Any assignment of responsibility or General manager to Executive Officers, and any appointment of General Manager

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Category	Criteria for Matters for Resolution	N.B.
(16) Major organizational addition, alteration, and abolition	(1) Any addition, alteration, or abolition of a Department , and relocation of the head office (2) Any addition, alteration, or abolition of management levels above General Managers

2. Matters relating to the Core Business Companies and other Group companies

Category	Criteria for Matters for Resolution	N.B.
(47) Decisions on major capital investment

(1)    Any such investment valued at 10,000,000,000 yen or more

(2)    Any such investment valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment

(48) Disposal and acquisition of major assets	Sale[1] or abandonment[2] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on whichever is the highest among the book value, the sale value, and the assessed value. [2] Value to be based on the book value. [3] Value to be based on the acquisition cost.

Acquisition[3] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the acquisition

3

Category	Criteria for Matters for Resolution	N.B.

(49) Large investments[1], loans and guarantees[2]

(1)    Any investment, loan or guarantee valued at 10,000,000,000 yen or more

(2)    Any investment, loan or guarantee valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment, loan or guarantee

[1] Refers to the acquisition of shares, etc., and excludes capital investment. [2] Includes submissions of management guidance notes that amount to guarantees.

(50) Creation of major security interests[1]

(1)    Any security interest valued at 10,000,000,000 yen or more

(2)    Any security interest valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on either the maximum amount or the value of the secured claim. Excludes security interests related to deferred payments of gasoline tax.

(51) Large borrowings[1]

(1)    Any borrowing valued at 10,000,000,000 yen or more[1]

(2)    Any borrowing valued at 5,000,000,000 yen or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Excludes the following matters: (i) Long-term funding from an approved funding plan (ii) Borrowings for import financing (including storage capital) (iii) Refinancing of any other working capital

(52) Handling of major lawsuits and execution of major agreements	Handling of (and not instituting) any lawsuit that could materially affect the management of the Group, and execution of any agreement that could materially affect the management of the Group

(53) Waiver of large claims and payments of large compensation	(1) Any claim or compensation valued at 5,000,000,000 yen or more (2) Any claim or compensation valued at 2,000,000,000 yen or more that could materially affect the management of the Group

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